Exhibit 31.1

     Pursuant toss.906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C.ss.1350)


The undersigned, as the President and Chief Financial Officer of G2 Companies, Inc., certifies, to the best of my knowledge, that the Annual Report on Form 10-KSB for the period ended December 31, 2002, which accompanies this certification fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and the information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of G2 Companies, Inc. at the dates and for the periods indicated. The foregoing certification is made pursuant to ss. 906 of theSarbanes-Oxley Act of 2002 (18 U.S.C.ss.1350) and shall not be relied upon for any other purpose.

                                            /s/Yarek Bartosz
                                           -------------------------------------
                                           Yarek Bartosz
                                           President and Chief Financial Officer